EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                  As independent public accountants, we hereby consent to the incorporation by reference of our report on Waste Management, Inc. dated September 23, 1998 included in Waste Management, Inc.'s Current Report on Form 8-K dated September 23, 1998 in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-64239) and related Prospectus of Waste Management, Inc. and to all references to our Firm included in or incorporated by reference in this Registration Statement.

                                                       /s/ Arthur Andersen LLP


Houston, Texas
December 30, 1998